EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2013 Fourth Quarter and Full Year Results

STAMFORD, Conn., Dec. 11, 2013 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider specializing in home heating oil, today filed its fiscal 2013 annual report on Form 10-K with the SEC and announced financial results for the fiscal 2013 fourth quarter and year ended September 30, 2013.

Three Months Ended September 30, 2013 Compared to Three Months Ended September 30, 2012

For the fiscal 2013 fourth quarter, the Partnership reported a 2.1 percent increase in total revenue, to $177.6 million, due to higher service and installation sales. Total gross profit increased 2.2 percent, to $33.5 million, reflecting the additional gross profit from higher home heating oil and propane margins, somewhat offset by lower gross profit from service and installations. Operating expenses, including depreciation and amortization, increased by $3.3 million, or 6.6 percent, to $53.5 million due to higher insurance, plant and marketing expenses. Star's net loss was $13.9 million, or $8.3 million higher than the fourth quarter of fiscal 2012, largely due to an unfavorable change in the fair value of derivative instruments of $10.3 million.

The Partnership's Adjusted EBITDA loss increased $3.0 million, to a loss of $15.2 million, as an increase in total gross profit of $0.7 million was more than offset by higher delivery, branch and general and administrative expenses of $3.3 million. Adjusted EBITDA is a non-GAAP financial measure (see reconciliation below) that should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) but provides additional information for evaluating the Partnership's ability to pay distributions.

Fiscal Year Ended September 30, 2013 Compared to Fiscal Year Ended September 30, 2012

For the twelve months ended September 30, 2013 the Partnership reported a 16.3 percent increase in total revenue to $1.7 billion due to an increase in total volume of 16.2 percent along with higher service and installation sales attributable to acquisitions, the storm known as "Sandy," and colder temperatures. Home heating oil and propane volume increased by 47.6 million gallons, or 17.2 percent, to 324.8 million gallons, driven by 22.3 percent colder temperatures and the additional volume from fiscal 2013 and fiscal 2012 acquisitions, slightly offset by net customer attrition, conservation and other factors. In the New York Metropolitan Area, which is an important area of operations for the Partnership, fiscal 2012 was the warmest period in the last 113 years.

Total gross profit increased by $55.4 million, or 18.6 percent, to $353.1 million, compared to $297.8 million for fiscal 2012, primarily due to the increase in home heating oil and propane volume.

Operating income for fiscal 2013 increased by $7.7 million to $66.0 million, as higher product gross profit of $55.4 million was largely offset by higher operating expenses (including depreciation and amortization) of $33.4 million. In fiscal 2012, Star's operating expenses were reduced by $12.5 million due to payments recorded under Star's weather hedge contract. In addition, a $15.3 million unfavorable non-cash change in the fair value of derivative instruments impacted the year-over-year comparison.

Star's net income increased $3.9 million, to $29.9 million, as the $7.7 million increase in operating income was reduced by an increase in income taxes of $3.3 million.

For fiscal 2013, Adjusted EBITDA increased by $24.0 million, or 36.3 percent, to $90.1 million as the impact of 22.3 percent colder temperatures, higher home heating oil and propane per gallon margins, acquisitions, and the favorable impact of Sandy on motor fuel sales and service and installation revenue more than offset the volume decline in the base business attributable to net customer attrition and other factors. Adjusted EBITDA for fiscal 2012 included a $12.5 million benefit that the Partnership recorded under its weather hedge contract due to the abnormally warm weather in that period, with no similar benefit recorded during fiscal 2013.

"I am very pleased to report that Star Gas ended the fiscal year with positive results and a seamless leadership transition, and we are well positioned for strong operating performance heading into the heating season," said Steve Goldman, Star Gas Partners' Chief Executive Officer. "A year ago we had just completed a period with one of the warmest winters on record and, at the same time, were battling the impact of Sandy on our operations throughout the Northeast and MidAtlantic. We came through those challenges stronger than ever and once again proved Star's value to our customers in terms of overall service, response, and delivery. I am proud of everything we've accomplished this past year and believe the Partnership is prepared to handle any new difficulties that may lie ahead – be they economic or weather-dependent.

"We completed just two acquisitions this fiscal year, primarily in the New York area, but continue to look at potential opportunities that can bolster our operations going forward. With an eye to managing costs and providing the best customer service in the industry, we believe Star is poised for even better returns in the quarters to come, and I am personally grateful to the professionalism and pride shown by all members of our team this year."

EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;
  our operating performance and return on invested capital as compared to those of other companies in the retail distribution of refined petroleum products business, without regard to financing methods and capital structure; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies and each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, should not be considered in isolation and should be viewed in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a webcast open to the general public and a conference call on Thursday, December 12, 2013 at 11:00 a.m. (ET). The conference call dial-in number is 888-335-0893 or 970-315-0470 (for international callers). A webcast is also available at www.star-gas.com/events.cfm and at www.vcall.com.

About Star Gas Partners, L.P.

Star Gas Partners, L.P., is the nation's largest retail distributor of home heating oil, based upon sales volume, operating throughout the Northeast and MidAtlantic. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information

This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions; and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Partnership's Annual Report on Form 10-K for the year ended September 30, 2013, including without limitation and in conjunction with the forward-looking statements included in this news release. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,
(in thousands)	2013	2012

ASSETS
Current assets
Cash and cash equivalents	$ 85,057	$ 108,091
Receivables, net of allowance of $7,928 and $6,886, respectively	96,124	88,267
Inventories	68,150	47,465
Fair asset value of derivative instruments	646	5,004
Current deferred tax assets, net	32,447	25,844
Prepaid expenses and other current assets	23,456	26,848
Total current assets	305,880	301,519

Property and equipment, net	51,323	52,608
Goodwill	201,130	201,103
Intangibles, net	66,790	74,712
Deferred charges and other assets, net	7,381	9,405
Total assets	$ 632,504	$ 639,347

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$ 18,681	$ 22,583
Fair liability value of derivative instruments	3,999	453
Accrued expenses and other current liabilities	87,142	78,518
Unearned service contract revenue	40,608	40,799
Customer credit balances	70,196	85,976
Total current liabilities	220,626	228,329

Long-term debt	124,460	124,357
Long-term deferred tax liabilities, net	19,292	8,436
Other long-term liabilities	8,845	18,080

Partners' capital
Common unitholders	282,289	286,819
General partner	3	97
Accumulated other comprehensive loss, net of taxes	(23,011)	(26,771)
Total partners' capital	259,281	260,145
Total liabilities and partners' capital	$ 632,504	$ 639,347

(tables to follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands, except per unit data)	2013	2012	2013	2012

Sales:
Product	$ 122,457	$ 122,746	$ 1,518,738	$ 1,295,374
Installations and service	55,151	51,300	223,058	202,214
Total sales	177,608	174,046	1,741,796	1,497,588
Cost and expenses:
Cost of product	100,091	102,140	1,192,009	1,024,071
Cost of installations and service	43,998	39,123	196,659	175,740
(Increase) decrease in the fair value of derivative instruments	347	(9,911)	6,775	(8,549)
Delivery and branch expenses	44,703	41,146	250,210	217,376
Depreciation and amortization expenses	4,296	4,329	17,303	16,395
General and administrative expenses	4,547	4,762	18,356	18,689
Finance charge income	(574)	(957)	(5,521)	(4,393)
Operating income (loss)	(19,800)	(6,586)	66,005	58,259
Interest expense, net	(3,466)	(3,382)	(14,433)	(14,060)
Amortization of debt issuance costs	(420)	(489)	(1,745)	(1,634)
Income (loss) before income taxes	(23,686)	(10,457)	49,827	42,565
Income tax expense	(9,749)	(4,822)	19,921	16,576
Net income (loss)	$ (13,937)	$ (5,635)	$ 29,906	$ 25,989
General Partner's interest in net income (loss)	(78)	(30)	159	136
Limited Partners' interest in net income (loss)	$ (13,859)	$ (5,605)	$ 29,747	$ 25,853

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$ (0.24)	$ (0.09)	$ 0.50	$ 0.42
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	--	--	0.03	0.02
Limited Partner's interest in net income (loss) under FASB ASC 260-10-45-60	$ (0.24)	$ (0.09)	$ 0.47	$ 0.40

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	57,898	61,020	59,409	61,931

(supplemental information follows)

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended September 30,
(in thousands)	2013	2012

Net loss	$ (13,937)	$ (5,635)
Plus:
Income tax benefit	(9,749)	(4,822)
Amortization of debt issuance cost	420	489
Interest expense, net	3,466	3,382
Depreciation and amortization	4,296	4,329
EBITDA (a)	(15,504)	(2,257)

(Increase) / decrease in the fair value of derivative instruments	347	(9,911)
Adjusted EBITDA (a)	(15,157)	(12,168)

Add / (subtract)
Income tax benefit	9,749	4,822
Interest expense, net	(3,466)	(3,382)
Provision for losses on accounts receivable	(1,333)	(847)
Decrease in accounts receivables	57,855	27,635
Increase in inventories	(19,079)	(10,732)
Increase in customer credit balances	36,841	27,649
Change in deferred taxes	(2,616)	(744)
Change in other operating assets and liabilities	(12,672)	(7,504)
Net cash provided by operating activities	$ 50,122	$ 24,729

Net cash used in investing activities	$ (3,316)	$ (3,002)

Net cash used in financing activities	$ (6,131)	$ (4,868)

Home heating oil and propane gallons sold	20,600	20,500

(a) Operating income, EBITDA and Adjusted EBITDA have been revised to reflect the reclassification of finance charge income from interest expense, net.

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2013	2012

Net income	$ 29,906	$ 25,989
Plus:
Income tax expense	19,921	16,576
Amortization of debt issuance cost	1,745	1,634
Interest expense, net	14,433	14,060
Depreciation and amortization	17,303	16,395
EBITDA (a)	83,308	74,654

(Increase) / decrease in the fair value of derivative instruments	6,775	(8,549)
Adjusted EBITDA (a)	90,083	66,105

Add / (subtract)
Income tax expense	(19,921)	(16,576)
Interest expense, net	(14,433)	(14,060)
Provision for losses on accounts receivable	6,481	6,017
(Increase) decrease in accounts receivables	(14,074)	5,804
(Increase) decrease in inventories	(20,664)	34,335
Increase (decrease) in customer credit balances	(15,878)	11,952
Change in deferred taxes	1,676	12,913
Change in other operating assets and liabilities	5,222	(662)
Net cash provided by operating activities	$ 18,492	$ 105,828

Net cash used in investing activities	$ (6,960)	$ (44,517)

Net cash used in financing activities	$ (34,566)	$ (40,009)

Home heating oil and propane gallons sold	324,800	277,200

(a) Operating income, EBITDA and Adjusted EBITDA have been revised to reflect the reclassification of finance charge income from interest expense, net.
CONTACT: Star Gas Partners
         Investor Relations
         203/328-7310

         Chris Witty
         Darrow Associates
         646/438-9385
         cwitty@darrowir.com